UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2025, Xcel Brands, Inc. (the “Company”), IM Topco, LLC (“IM Topco”), IMWHP, LLC (“IMWHP”) and IMWHP2 LLC (“IM2”) entered into a Settlement Agreement pursuant to which the Company entered into a Membership Interest Transfer Agreement with IMWHP and IMWHP2 (the “Transfer Agreement”), Xcel-CT MFG, LLC (“Xcel-CT”), a subsidiary of the Company, was released from any further liability under certain provisions of the License Termination Agreement between IM Topco and Xcel-CT.  In addition, pursuant to the Settlement Agreement, the Company received a capital appreciation right to receive 15% of the net consideration received by IM Topco, IMWHP, IMWHP2 and any other equity holders of IM Topco in excess of $46 million in connection with a capital transaction involving IM Topco which occurs on or before September 1, 2032

Pursuant to the Transfer Agreement Xcel agreed to transfer to IM2 all of its equity interests in IM Topco, which represented equity interests equal to 17.5% of the outstanding equity interests of IM Topco, on October 1, 2025 (the “Transfer”).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Settlement Agreement

10.2	Membership Interest Transfer Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: October 2, 2025

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